EXHIBIT 24.1

                         INDEPENDENT AUDITOR'S CONSENT

Board of Directors
The Thaxton Group, Inc.

We consent to the use of our report dated March 14, 1997 related to the audit of the consolidated balance sheets of The Thaxton Group, Inc. as of December 31, 1995 and 1996 and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended, included herein and to the references to our firm under the headings "Expert" and "Selected Consolidated Financial Data" in the Form SB-2.


                                                /s/ KMPG Peat Marwick LLP
                                                    KMPG Peat Marwick LLP

Greenville, South Carolina
December 15, 1997